Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Keith Kennedy
Arlington, VA 22209	(703) 247-7513
(703) 247-7500	KKennedy@MCGCapital.com
(866) 774-4951 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS THIRD QUARTER 2012 RESULTS
AND DISTRIBUTION OF $0.125 PER SHARE
ARLINGTON, VA—October 29, 2012—MCG Capital Corporation (Nasdaq: MCGC) (“MCG,” "we," "our," "us" or the “Company”) announced today its financial results for the third quarter ended September 30, 2012.
HIGHLIGHTS
As outlined in further detail in this earnings release and in our Quarterly Report on Form 10-Q, for the quarter ended September 30, 2012, the following highlights occurred during the three months ended September 30, 2012:

•	Net operating income, or NOI, was $4.1 million, or $0.06 per share;

•	Net income was $4.3 million, or $0.06 per share;

•	We incurred approximately $0.2 million of costs associated with our transition plan;

•	We funded $30.3 million of advances and originations, including $28.0 million to two new portfolio companies;

•	We monetized $38.9 million of our debt portfolio;

•
At September 30, 2012, we had $173.6 million of cash on-hand to make new investments using unrestricted cash and restricted cash from our SBIC. In addition, we had $10.5 million in securitization accounts and other restricted cash accounts; and

•	Under our stock repurchase program, we repurchased and retired 1,252,410 shares of our common stock at a total cost of $5.6 million, or an average of $4.49 per share.
DISTRIBUTION
On October 26, 2012, the MCG board of directors declared a distribution of $0.125 per share. The distribution is payable as follows:
Record date: November 16, 2012
Payable date: November 30, 2012
If we determined the tax attributes of our 2012 distributions as of September 30, 2012, 5% would be from ordinary income and 95% would be a return of capital. However, actual determinations of the tax attributes of our distributions, including determinations of return of capital, are made annually as of the end of the fiscal year based upon our taxable income and distributions paid for the full year and will be reported to each stockholder on a Form 1099.

MCG Capital Corporation
October 29, 2012

RECENT DEVELOPMENTS

•
Board and Management Changes — On October 29, 2012, we announced the election on October 26, 2012 of B. Hagen Saville as our new President and Chief Executive Officer, effective as of November 1, 2012. Mr. Saville succeeds Richard W. Neu, who will remain as Chair of the Company's Board of Directors. Mr. Saville has been the Company's President and Chief Operating Officer since October 2011, before which he was Executive Vice President of Business Development from March 1998 to October 2011. Mr. Saville co-founded the Company in March 1998 and earlier in his career worked in both commercial and investment banking. He became a member of the Board in 2006. In addition, Board members A. Hugh Ewing, III and Wallace B. Millner, III have tendered their resignations effective December 31, 2012, at which point the Board will be reduced from seven members to five.

•
Equity Monetizations — For the three and nine month periods ended September 30, 2012, we received $0.3 million and $64.4 million, respectively, in proceeds from the sale of equity investments, principally the sale of securities in each of Orbitel Holdings, LLC, Stratford School Holdings, Inc., GSDM Holdings, LLC and Jenzabar, Inc.

•	Loan Monetizations — For the three and nine month periods ended September 30, 2012, we received $38.9 million and $266.9 million, respectively, in loan payoffs and amortization payments.

•
Originations and Advances — For the three and nine month periods ended September 30, 2012, we made $30.3 million and $48.1 million, respectively, in originations and advances to new and existing portfolio companies.

•
Open-Market Purchases of Our Stock — During the three months ended September 30, 2012, we repurchased 1,252,410 shares of our common stock at a weighted average purchase price of $4.49 per share. During the nine months ended September 30, 2012, we repurchased 5,119,886 shares of our common stock at a weighted average purchase price of $4.38 per share. We acquired these shares from sellers in open market transactions. We retire these shares upon settlement, thereby reducing the number of shares issued and outstanding.

•
Operational Realignment — During the three months ended September 30, 2012, we incurred costs associated with our transition plan of $0.2 million, consisting of $0.1 million in retention and inducement payments that we recorded as salaries and benefits and $0.1 million in severance related expenses that we recorded as general and administrative expense. For the nine months ended September 30, 2012, we incurred $7.2 million, or $0.10 per share, of costs associated with our transition plan. Upon completion of the transition service periods for several of our employees, we anticipate completing our staff realignment such that we will have approximately 20 full-time employees. As of October 15, 2012, we had 23 full-time employees and one part-time employee.

•
Liquidity and De-Leveraging Actions — In the third quarter, we continued to reduce our leverage by using $90.7 million of securitized cash to repay borrowings under our Commercial Loan Trust 2006-1. As of September 30, 2012, our debt to equity ratio was less than 0.7x and our asset coverage ratio was 481% excluding our small business investment company, or SBIC, debt which is exempt from the asset coverage ratio requirements under an SEC exemptive order.

OUTLOOK
As previously announced, we anticipate being substantially complete with our transition by the end of 2012, including moving to our new corporate office in November 2012. We are also evaluating a change to our internal investment software systems that we believe will help us further simplify our back office function and reduce the associated long-term carrying cost.
Excluding any residual transition costs and the costs that may be associated with running two information technology systems in parallel for part of 2013, we have finalized and reconfirmed our previous targets to operate with future annual base compensation and benefits levels within our expected targeted range of approximately $4.0 million to $5.0 million and we have identified specific cost reductions that we expect will result in an embedded annual non-compensation cost structure of approximately $5.0 million to $5.5 million.
In the next six months, we anticipate potentially recording approximately $1.8 million, or $0.03 per share, in additional charges related to the final stage of our realignment process, comprised of an estimated $0.3 million related to the termination of our existing corporate lease, $0.6 million to write-off leasehold improvements and other abandoned or

MCG Capital Corporation
October 29, 2012

obsolete fixed assets, $0.5 million related to the possible termination of a software contract and $0.4 million for staff realignment decisions.
Driven by a pickup in origination activity relative to the level of monetizations projected throughout 2013, combined with the full deployment of liquidity, we continue to anticipate a 2013 NOI earnings level of $0.45 to $0.55 per share.  Furthermore, in the third quarter ended September 30, 2012, we submitted documentation to the SBA in support of a potential SBIC license for Solutions Capital II, L.P.  There is no assurance that the SBA will grant the additional license in any specified time period or at all.
ACCESS TO CAPITAL AND LIQUIDITY
At September 30, 2012, we had $65.9 million of cash and cash equivalents available for general corporate purposes, as well as $107.7 million of cash in restricted accounts related to our SBIC that we could use to fund new investments in the SBIC and $5.9 million of restricted cash held in escrow. In addition, we had $3.7 million of cash in securitization accounts, that may only be used to make interest and principal payments on our securitized borrowings or distributions to MCG in accordance with the indenture agreement.
At September 30, 2012, cash in securitization accounts included $0.8 million in the principal collections account of our Commercial Loan Trust 2006-1. In October 2012, we used $1.0 million of securitized cash, including $0.2 million collected in October 2012, to repay borrowings of our Commercial Loan Trust 2006-1. The reinvestment period for this facility ended on July 20, 2011 and all subsequent principal collections received have been, and will be, used to repay the securitized debt.
At September 30, 2012, $150.0 million of United States Small Business Administration, or SBA, borrowings were outstanding, the maximum available under our current SBIC license.

MCG Capital Corporation
October 29, 2012

RESULTS OF OPERATIONS
The following section compares our results of operations for the three months ended September 30, 2012 to the three months ended September 30, 2011.
COMPARISON OF THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
The following table summarizes the components of our net income (loss) for the three months ended September 30, 2012 and 2011:

	Three months ended
	September 30, 2012		Variance
(dollars in thousands)	2012	2011	$	Percentage
Revenue
Interest and dividend income
Interest income	$10,326	$17,128	$(6,802)	(39.7)%
Dividend income	867	1,226	(359)	(29.3)
Loan fees	642	1,426	(784)	(55.0)
Total interest and dividend income	11,835	19,780	(7,945)	(40.2)
Advisory fees and other income	234	930	(696)	(74.8)
Total revenue	12,069	20,710	(8,641)	(41.7)
Operating expenses
Interest expense	2,974	3,960	(986)	(24.9)
Employee compensation
Salaries and benefits	2,018	2,683	(665)	(24.8)
Amortization of employee restricted stock	505	348	157	45.1
Total employee compensation	2,523	3,031	(508)	(16.8)
General and administrative expense	2,504	3,657	(1,153)	(31.5)
Restructuring expense	12	4,109	(4,097)	(99.7)
Total operating expense	8,013	14,757	(6,744)	(45.7)
Net operating income before net investment gain (loss) and income tax provision	4,056	5,953	(1,897)	(31.9)
Net investment gain (loss) before income tax provision	228	(31,052)	31,280	NM
Income tax provision	18	10	8	80.0
Net income (loss)	$4,266	$(25,109)	$29,375	NM
NM=Not Meaningful
TOTAL REVENUE
Total revenue includes interest and dividend income, loan fees, advisory fees and other income. The following sections describe the reasons for the variances in each major component of our revenue during the three months ended September 30, 2012 from the three months ended September 30, 2011.
INTEREST INCOME
The level of interest income that we earn depends upon the level of interest-bearing investments outstanding during the period, as well as the weighted-average yield on these investments. During the three months ended September 30, 2012, the total yield on our average debt portfolio at fair value was 11.1% compared to 10.9% during the three months ended September 30, 2011. The weighted-average yield varies each period because of changes in the composition of our portfolio of debt investments, changes in stated interest rates, fee accelerations of unearned fees on paid-off/restructured loans and the balance of loans on non-accrual status for which we are not accruing interest.

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October 29, 2012

The following table shows the various components of the total yield on our average debt portfolio at fair value for the three months ended September 30, 2012 and 2011:

	Three months ended
	September 30, 2012
	2012	2011
Average 90-day LIBOR	0.4%	0.3%
Spread to average LIBOR on average loan portfolio	10.9	10.8
Impact of fee accelerations of unearned fees on paid/restructured loans	0.3	0.6
Impact of non-accrual loans	(0.5)	(0.8)
Total yield on average loan portfolio	11.1%	10.9%
During the three months ended September 30, 2012, interest income was $10.3 million, compared to $17.1 million during the three months ended September 30, 2011, which represented a $6.8 million, or 39.7%, decrease. This decrease reflected a $7.4 million decrease resulting from a 41.8% decrease in our average loan balance, a $0.6 million decrease resulting from the net impact of loans that were on non-accrual status during the three months ended September 30, 2012 that were accruing interest during the three months ended September 30, 2011 and a decrease of $0.3 million due to interest rate floors. These decreases were partially offset by a $1.3 million increase in interest income resulting from a 0.4% increase in our net spread to LIBOR and a $0.2 million increase in interest income related to the increase in LIBOR.
PIK Income
Interest income includes certain amounts that we have not received in cash, such as PIK interest. PIK interest represents contractually deferred interest that is added to the principal balance of the loan and compounded if not paid on a current basis. PIK may be prepaid by either contract or the portfolio company’s choice, but generally is paid at the end of the loan term. The following table shows the PIK-related activity for the three months ended September 30, 2012 and 2011, at cost:

	Three months ended,
	September 30
(in thousands)	2012	2011
Beginning PIK loan balance	$5,625	$15,279
PIK interest earned during the period	1,112	2,365
Interest receivable converted to PIK	—	230
Payments received from PIK loans	(623)	(2,366)
Ending PIK loan balance	$6,114	$15,508
As of September 30, 2012 and 2011, we were not accruing interest on $1.4 million and $6.2 million, respectively, of the PIK loans, at cost, shown in the preceding table. During the three months ended September 30, 2012, we received payments on PIK loans from five investments. The payments received from PIK loans during the three months ended September 30, 2011, included $1.7 million collected in conjunction with the partial repayment of our investment in Sagamore Hill Broadcasting, LLC, as well as PIK collected from seven other portfolio investments.
DIVIDEND INCOME
We accrete dividends on equity investments with stated dividend rates as they are earned, to the extent that we believe the dividends will be paid ultimately and the associated portfolio company has sufficient value to support the accretion. We recognize dividends on our other equity investments when we receive the dividend payment. Our dividend income varies from period to period because of changes in the size and composition of our equity investments, the yield from the investments in our equity portfolio and the ability of the portfolio companies to declare and pay dividends. During the three months ended September 30, 2012 and 2011, we recognized dividend income of $0.9 million and $1.2 million, respectively. In addition, during each of the three months ended September 30, 2012 and 2011, we received payments on accrued dividends of $0.3 million.
ADVISORY FEES AND OTHER INCOME
Advisory fees and other income primarily include fees related to prepayment, advisory and management services, equity structuring, syndication, bank interest and other income. Generally, advisory fees and other income relate to

MCG Capital Corporation
October 29, 2012

specific transactions or services and, therefore, may vary from period to period depending on the level and types of services provided. During the three months ended September 30, 2012, we earned $0.2 million of advisory fees and other income, which represented a $0.7 million, or 74.8%, decrease from the three months ended September 30, 2011. This decrease resulted from a decrease of $0.7 million in advisory fees due to our lower investment activity in the third quarter of 2012 compared to the third quarter of 2011.
TOTAL OPERATING EXPENSES
Total operating expenses include interest, employee compensation and general and administrative expenses. The reasons for these variances are discussed in more detail below.
INTEREST EXPENSE
During the three months ended September 30, 2012, we incurred $3.0 million of interest expense, which represented a $1.0 million, or 24.9%, decrease from the same period in 2011. Interest expense for the three months ended September 30, 2012 decreased $1.8 million due to a lower average borrowing balance in the third quarter of 2012 offset by a $0.8 million increase due to an increase in the average spread to LIBOR in the third quarter of 2012.
EMPLOYEE COMPENSATION
Employee compensation expense includes base salaries and benefits, variable annual incentive compensation and amortization of employee stock awards. During the three months ended September 30, 2012, our employee compensation expense was $2.5 million, which represented a $0.5 million, or 16.8%, decrease from the same period in 2011. Our salaries and benefits decreased by $0.7 million, or 24.8%, due to a $1.0 million decrease in salaries and benefits primarily resulting from a 42% reduction in our workforce that occurred as part of the corporate restructuring that we implemented during 2011 offset by an increase in incentive compensation of $0.3 million.
GENERAL AND ADMINISTRATIVE
During the three months ended September 30, 2012, general and administrative expense was $2.5 million, which represented a $1.2 million, or 31.5%, decrease compared to the same period in 2011. General and administrative expense for third quarter of 2011 included professional fees paid for portfolio related litigation and other corporate initiatives that did not occur in the third quarter of 2012.
NET INVESTMENT GAIN BEFORE INCOME TAX PROVISION
During the three months ended September 30, 2012, we incurred $0.2 million of net investment gains before income tax provision, compared to $31.1 million during the same period in 2011. These amounts represent the total of net realized gains and losses, net unrealized appreciation (depreciation), and reversals of unrealized (appreciation) depreciation. We reverse unrealized (appreciation) depreciation at the time that we realize the gain or loss. The following table summarizes our realized and unrealized gain and (loss) on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended September 30, 2012:

		Three months ended September 30, 2012
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Advanced Sleep Concepts, Inc.	Home Furnishings	Affiliate	$—	$(2,618)	$—	$(2,618)
Cruz Bay Publishing, Inc.	Publishing	Non-Affiliate	—	1,987	—	1,987
PremierGarage Holdings, LLC	Home Furnishings	Control	(5,371)	—	5,371	—
Other (< $1 million net gain (loss))			(23)	1,017	(135)	859
Total			$(5,394)	$386	$5,236	$228

•
In the third quarter of 2012, we recorded $2.6 million of unrealized depreciation on our investment in Advanced Sleep Concepts, Inc., to reflect a decrease in that portfolio company's operating performance.

•	We also recorded $2.0 million of unrealized appreciation on our investment in Cruz Bay Publishing, Inc., to reflect an improvement in that portfolio company's operating performance.

MCG Capital Corporation
October 29, 2012

•
In addition, during the three months ended September 30, 2012, we wrote off our preferred and common equity investments in PremierGarage Holdings, LLC resulting in a realized loss of $5.4 million and a reversal of previously recorded unrealized depreciation of $5.4 million .

The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from a change in the performance of certain of our portfolio companies and the multiples used to value certain of our investments.
The following table summarizes our realized and unrealized (loss) and gain on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended September 30, 2011:

		Three months ended September 30, 2011
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Broadview Networks Holdings, Inc.	Communications	Control	$—	$(24,697)	$—	$(24,697)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(5,637)	—	(5,637)
Intran Media, LLC	Other Media	Control	—	(1,959)	—	(1,959)
Total Sleep Holdings, Inc.	Healthcare	Control	(38,081)	—	38,054	(27)
Stratford School Holdings, Inc.	Education	Affiliate	—	2,217	—	2,217
GSDM Holdings, Corp.	Healthcare	Non-Affiliate	—	1,857	—	1,857
NDSSI Holdings, LLC	Electronics	Non-Affiliate	—	1,277	—	1,277
Other (< $1 million net gain (loss))			254	(3,685)	(652)	(4,083)
Total			$(37,827)	$(30,627)	$37,402	$(31,052)
A summary of the reasons for significant changes in realized and unrealized (loss) and gain on investments and changes in unrealized appreciation and depreciation on investments for the three months ended September 30, 2011, are summarized below:

•
We recorded $24.7 million of unrealized depreciation on our investment in Broadview Networks Holdings, Inc., or Broadview, primarily to reflect, among other factors, continuing challenges in the bond market, a downgrade of Broadview's corporate credit rating, delays by Broadview in refinancing its debt, as well as the near-term maturities of Broadview's debt facilities.

•
We recorded $5.6 million of unrealized depreciation on our investment in Jet Plastica Investors, LLC, to reflect a decrease in that company's operating performance and the multiple that we used to value the company.

•
We also wrote off our remaining investment in Total Sleep Holdings, Inc. during the quarter ended September 30, 2011, which resulted in the reversal of $38.1 million of previously unrealized depreciation and the realization of a $38.1 million loss.

INCOME TAX PROVISION
During the three months ended September 30, 2012, we incurred a $18,000 income tax provision compared to an $10,000 income tax provision during the three months ended September 30, 2011. The income tax provision for both periods was primarily attributable to flow-through taxable income on certain investments held by our subsidiaries.

MCG Capital Corporation
October 29, 2012

MCG Capital Corporation
Consolidated Balance Sheets

(in thousands, except per share amounts)	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Cash and cash equivalents	$65,898	$58,563
Cash, securitization accounts	3,675	40,306
Cash, restricted	114,543	34,964
Investments at fair value
Non-affiliate investments (cost of $334,410 and $552,642, respectively)	320,177	552,301
Affiliate investments (cost of $69,796 and $58,425, respectively)	61,566	69,602
Control investments (cost of $257,829 and $406,151, respectively)	63,050	119,263
Total investments (cost of $662,035 and $1,017,218, respectively)	444,793	741,166
Interest receivable	4,158	4,049
Other assets	5,360	11,490
Total assets	$638,427	$890,538
Liabilities
Borrowings (maturing within one year of $1,000 and $32,983, respectively)	$249,053	$430,219
Interest payable	871	2,710
Dividends payable	—	13,092
Other liabilities	9,763	9,565
Total liabilities	259,687	455,586
Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on September 30, 2012 and December 31, 2011, 72,788 issued and outstanding on September 30, 2012 and 76,997 issued and outstanding on December 31, 2011	728	770
Paid-in capital	988,785	1,009,748
Distributions in excess of earnings
Paid-in capital	(195,310)	(195,310)
Other	(197,883)	(103,912)
Net unrealized depreciation on investments	(217,580)	(276,344)
Total stockholders’ equity	378,740	434,952
Total liabilities and stockholders’ equity	$638,427	$890,538
Net asset value per common share at end of period	$5.20	$5.65

MCG Capital Corporation
October 29, 2012

MCG Capital Corporation
Consolidated Statements of Operations

	Three months ended		Nine months ended
	September 30		September 30
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$9,174	$15,954	$36,547	$49,168
Affiliate investments (5% to 25% owned)	1,418	1,801	3,710	5,284
Control investments (more than 25% owned)	1,243	2,025	4,696	8,952
Total interest and dividend income	11,835	19,780	44,953	63,404
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	210	885	1,357	1,812
Control investments (more than 25% owned)	24	45	1,262	1,005
Total advisory fees and other income	234	930	2,619	2,817
Total revenue	12,069	20,710	47,572	66,221
Operating expense
Interest expense	2,974	3,960	12,728	11,778
Employee compensation
Salaries and benefits	2,018	2,683	8,684	9,567
Amortization of employee restricted stock awards	505	348	1,694	1,378
Total employee compensation	2,523	3,031	10,378	10,945
General and administrative expense	2,504	3,657	10,714	9,130
Restructuring expense	12	4,109	59	4,174
Total operating expense	8,013	14,757	33,879	36,027
Net operating income before net investment gain (loss), loss on extinguishment of debt and income tax provision	4,056	5,953	13,693	30,194
Net realized (loss) gain on investments
Non-affiliate investments (less than 5% owned)	—	281	12,550	(47,288)
Affiliate investments (5% to 25% owned)	—	(1)	16,370	(917)
Control investments (more than 25% owned)	(5,394)	(38,107)	(102,288)	(25,755)
Total net realized loss on investments	(5,394)	(37,827)	(73,368)	(73,960)
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	2,463	(2,305)	(13,892)	51,975
Affiliate investments (5% to 25% owned)	(3,662)	1,613	(19,407)	3,150
Control investments (more than 25% owned)	6,838	7,613	92,109	(55,227)
Derivative and other fair value adjustments	(17)	(146)	(46)	618
Total net unrealized appreciation on investments	5,622	6,775	58,764	516
Net investment gain (loss) before income tax provision	228	(31,052)	(14,604)	(73,444)
Loss on extinguishment of debt before income tax provision	—	—	(174)	(863)
Income tax provision	18	10	329	29
Net income (loss)	$4,266	$(25,109)	$(1,414)	$(44,142)
Income (loss) per basic and diluted common share	$0.06	$(0.33)	$(0.02)	$(0.58)
Cash distributions declared per common share	$0.14	$0.17	$0.45	$0.49
Weighted-average common shares outstanding—basic and diluted	73,431	76,404	74,588	76,173

MCG Capital Corporation
October 29, 2012

MCG Capital Corporation
Consolidated Statements of Changes in Net Assets
(unaudited)

	Nine months ended
	September 30
(in thousands, except per share amounts)	2012	2011
Decrease in net assets from operations
Net operating income before net investment gain (loss), loss on extinguishment of debt and income tax provision	$13,693	$30,194
Net realized (loss) gain on investments	(73,368)	(73,960)
Net unrealized appreciation (depreciation) on investments	58,764	516
Loss on extinguishment of debt before income tax provision	(174)	(863)
Income tax provision	(329)	(29)
Net income (loss)	(1,414)	(44,142)
Distributions to stockholders
Distributions declared	(33,793)	(37,784)
Net decrease in net assets resulting from stockholder distributions	(33,793)	(37,784)
Capital share transactions
Repurchase of common stock	(22,416)	—
Amortization of restricted stock awards
Employee awards accounted for as employee compensation	1,694	1,378
Employee awards accounted for as restructuring expense	—	431
Non-employee director awards accounted for as general and administrative expense	53	46
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(336)	(1,453)
Net forfeitures of restricted common stock	—	(11)
Net decrease in net assets resulting from capital share transactions	(21,005)	391
Total decrease in net assets	(56,212)	(81,535)
Net assets
Beginning of period	434,952	578,016
End of period	$378,740	$496,481
Net asset value per common share at end of period	$5.20	$6.44
Common shares outstanding at end of period	72,788	77,035

MCG Capital Corporation
October 29, 2012

MCG Capital Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended
	September 30
(in thousands)	2012	2011
Cash flows from operating activities
Net income (loss)	$(1,414)	$(44,142)
Adjustments to reconcile net loss to net cash provided by operating activities
Investments in portfolio companies	(42,619)	(243,966)
Principal collections related to investment repayments or sales	314,598	336,172
Decrease in interest receivable, accrued payment-in-kind interest and dividends	9,717	21,453
Amortization of restricted stock awards
Employee	1,694	1,809
Non-employee director	53	46
Decrease in cash—securitization accounts from interest collections	5,475	1,515
Decrease (increase) in restricted cash—escrow accounts	327	(3,648)
Depreciation and amortization	6,120	2,936
Decrease in other assets	1,039	1,021
Increase (decrease) in other liabilities	(1,676)	428
Realized loss on investments	73,368	73,960
Net change in unrealized appreciation on investments	(58,764)	(516)
Loss on extinguishment of debt	174	863
Net cash provided by operating activities	308,092	147,931
Cash flows from financing activities
Repurchase of common stock	(22,416)	—
Payments on borrowings	(202,740)	(62,726)
Proceeds from borrowings	21,400	5,000
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	31,156	(58,686)
Restricted cash	(79,906)	16,049
Payment of financing costs	(1,030)	(1,700)
Distributions paid	(46,885)	(35,418)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(336)	(1,453)
Net forfeitures of restricted common stock	—	(11)
Net cash used in financing activities	(300,757)	(138,945)
Net increase in cash and cash equivalents	7,335	8,986
Cash and cash equivalents
Beginning balance	58,563	44,970
Ending balance	$65,898	$53,956
Supplemental disclosure of cash flow information
Interest paid	$9,261	$10,397
Income taxes (refunded) paid	61	297
Paid-in-kind interest collected	8,510	20,410
Dividend income collected	8,149	12,355

MCG Capital Corporation
October 29, 2012

SELECTED FINANCIAL DATA
QUARTERLY OPERATING INFORMATION

	2012	2012	2012	2011	2011
(in thousands, except per share amounts)	Q3	Q2	Q1	Q4	Q3
Revenue
Interest and dividend income
Interest income	$10,326	$13,826	$15,596	$16,694	$17,128
Dividend income	867	896	1,077	1,504	1,227
Loan fee income	642	1,100	623	606	1,425
Total interest and dividend income	11,835	15,822	17,296	18,804	19,780
Advisory fees and other income	234	2,122	263	671	930
Total revenue	12,069	17,944	17,559	19,475	20,710
Operating expense
Interest expense	2,974	4,552	5,202	3,856	3,960
Salaries and benefits	2,018	2,791	3,875	2,431	2,683
Amortization of employee restricted stock awards	505	711	478	703	348
General and administrative	2,504	4,274	3,936	4,906	3,657
Restructuring expense	12	21	26	115	4,109
Total operating expense	8,013	12,349	13,517	12,011	14,757
Net operating income before net investment income (loss), loss on extinguishment of debt and income tax provision	4,056	5,595	4,042	7,464	5,953
Net investment gain (loss) before income tax provision	228	(12,339)	(2,493)	(56,429)	(31,052)
Loss on extinguishment of debt before income tax provision	—	—	(174)	—	—
Income tax provision	18	293	18	8	10
Net income (loss)	$4,266	$(7,037)	$1,357	$(48,973)	$(25,109)
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	73,431	75,142	77,050	76,514	76,404
Net operating income before net investment income (loss), loss on extinguishment of debt and income tax provision per common share—basic and diluted	$0.06	$0.07	$0.05	$0.09	$0.08
Income (loss) per common share—basic and diluted	$0.06	$(0.09)	$0.02	$(0.64)	$(0.33)
Net asset value per common share—period end	$5.20	$5.26	$5.45	$5.65	$6.44
Distributions declared per common share(a)	$0.14	$0.14	$0.17	$0.17	$0.17
_____________
(a) The following table summarizes the distributions that were declared during the past five quarters:

Date Declared	Record Date	Payable Date	Dividends per Share
July 27, 2012	August 17, 2012	August 31, 2012	$0.14
April 27, 2012	June 13, 2012	July 13, 2012	$0.14
February 24, 2012	April 13, 2012	May 15, 2012	$0.17
October 31, 2011	December 15, 2011	January 13, 2012	$0.17
August 1, 2011	September 14, 2011	October 14, 2011	$0.17

MCG Capital Corporation
October 29, 2012

ABOUT MCG CAPITAL CORPORATION
We are a solutions-focused commercial finance company providing capital and advisory services to middle-market companies throughout the United States. For our core portfolio, we make debt and equity investments primarily in companies with annual revenue of $20 million to $200 million and earnings before interest, taxes, depreciation and amortization, or EBITDA, of $3 million to $25 million, which we refer to as “middle-market” companies. Generally, our portfolio companies use our capital investment to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG's results of operations, including revenues, net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; the timing of completion of MCG's transition and staff realignment and the costs and resulting headcount from such transition and realignment; potential cost reductions and efficiencies to be gained from changing internal investment software systems; projected future annual base compensation and benefits levels and annual non-compensation cost structure amounts, which may not be realized; forecasted 2013 per share net operating income amounts, which may not be realized; the performance of current or former MCG portfolio companies; the cause of net investment losses; the timing or approval of a second SBIC license by the SBA; and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.